August 21, 1997

To the Shareholders and Trustees of
Command Tax-Free Fund


In planning and performing our audit
of the financial statements of
Command Tax-Free Fund (the "Fund")
for the year ended June 30, 1997, we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of control activities.
Generally, control activities that
are relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those control activities include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that it may become inadequate
because of changes in conditions or
that the effectiveness of the design
and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of any specific internal
control components does not reduce
to a relatively low level the risk
that errors or irregularities in
amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters
involving internal control,
including control activities for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of June 30,
1997.

This report is intended solely for
the information and use of
management and the Trustees of the
Fund and the Securities and Exchange
Commission.


Price Waterhouse LLP